EXHIBIT 10.1

EMPLOYMENT AGREEMENT

THIS AGREEMENT effective as of the _____ day of ___________, 20___

(the “Effective Date”):

BETWEEN:

SOURCE PETROLEUM INC., a Nevada corporation, with an office at Suite 305 – 1530 West 8th Avenue, Vancouver, British Columbia V6J 5M6

(the “Employer”)

AND:

______________________________________________________

______________________________________________________

______________________________________________________

(the “Employee”)

WHEREAS:

A.	The Employer is engaged in, among other things, the business of oil and gas exploration;

B.                          The Employer owns and utilizes various trade secrets and proprietary information in connection with its business and is constantly developing and striving to develop new trade secrets and proprietary information to allow it to maintain and enhance its competitive position in its industry;

C.                          The Employer has developed its trade secrets and confidential information over the course of its existence and at considerable expense. These efforts have enabled the Employer to conduct its business successfully;

D.                         The Employee has certain skills and expertise, as represented to the Employer by the Employee, required by the Employer for its operations;

E.                          The Employer wishes to obtain and the Employee wishes to provide certain services to the Employer on the terms and conditions contained in this Agreement;

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F.                          The Employee will be placed in a position of authority and trust and will come into contact with, or have access to certain trade secrets and/or confidential information of and relating to the Employer. All information disclosed to the Employee by the Employer is done so in the context of a confidential relationship between the Employee and the Employer; and

G.                         The Employee would not be employed by the employer or be given access to work, or contact with any such trade secrets and/or confidential information unless the Employee maintains any and all such trade secrets and/or confidential information in the strictest of confidence.

THEREFORE THIS AGREEMENT WITNESSES that in consideration of:

(a)	receipt of the Signing Bonus, defined below;
(b)	receipt of the Base Salary, defined below; and
(c)	the premises and the mutual covenants and agreements contained in this Agreement;

the parties AGREE AS FOLLOWS:

1.	EMPLOYMENT, TERM, POSITION, DUTIES, ETC.

1.1                        Employment.  The Employer hereby employs the Employee and the Employee hereby accepts employment upon the terms and conditions as set out in this Agreement.

1.2                        Term.  Employment of the Employee by the Employer is effective from the Effective Date and will continue until such time as this Agreement is terminated in accordance with this Agreement.

1.3	Position. The Employee shall serve as the ________________, of the Employer.
(a)	Duties. The Employee shall perform such duties as are assigned to the role of a ____________________.

If there is a conflict between the terms of this Agreement and the terms of the job description attached as Schedule “A”, the terms of this Agreement shall prevail.

1.4                        Changes to Duties, Responsibilities or Reporting.   The Employer has the unilateral right to alter the Employee’s duties, responsibilities, and reporting structure, as its needs require. Any changes to the Employee’s duties, responsibilities, or reporting structure will not affect or change any other part of this Agreement.

1.5                        Location of Employment.   The Employer is a subsidiary of an international operation. The Employee agrees that in the course of his or her employment, the Employee’s assignments and location of employment may be unilaterally changed by the Employer and consequently, the Employee may be transferred to any new location or new assignments deemed appropriate by the Employer. Any major change in the location of the Employee’s

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employment will be subject to expense reimbursement in accordance with the generally applied policies of the Employer at the time of the change.

2.	COMPENSATION & BENEFITS

2.1                        Base Salary.  The Employer shall pay the Employee a base salary of __________ Dollars (US) per year payable in monthly installments, in arrears, subject to all required tax withholdings, statutory and other deductions (“Base Salary”). The Employer reserves the unilateral right to introduce changes to the Employee’s Base Salary and such changes will not affect the application of this Agreement.

2.2                        Signing Bonus. The Employer shall pay the Employee a signing bonus of ____________ Dollars (US) payable in one installment, within ________ days of the Effective Date, subject to all required tax withholdings, statutory and other deductions (“Signing Bonus”).

2.3                        Bonuses.  The Employer in its sole discretion, may choose to pay the Employee bonuses or other discretionary payments.

2.4                        Incentive Plans.  The Employer in its sole discretion, may choose to provide the Employee with short or long term incentive plans or other discretionary investment opportunities.

2.5                        Employee Benefits. The Employee shall participate in all benefit plans (the “Employee Benefits”) which the Employer offers to its employees or may offer to its employees from time to time, such as extended health and dental insurance and such other benefits the Employer may introduce from time to time. Employee Benefits are provided in accordance with the formal plan documents or policies and any issues with respect to entitlement or payment of benefits under any of the Employee Benefits will be governed by the terms of such documents or policies establishing the benefits in issue. The Employer reserves the unilateral right to revise the terms of the Employee Benefits or to eliminate any Employee Benefits altogether. The Employee agrees that any changes to the Employee Benefits will not affect or change any other part of this Agreement.

2.6                        Expenses.  The Employer shall reimburse the Employee for reasonable expenses incurred by him or her in the performance of his or her duties and responsibilities hereunder, in accordance with the Employer’s generally accepted practice.

2.7                        Vacation.  The Employee is entitled to vacation and vacation pay in accordance with the Employer’s vacation policy. Vacation is to be taken at such time or times as the Employee may select and as the Employer may reasonably approve having regard to the business affairs and operations of the Employer. The Employee will not be paid for unused vacation.

2.8                        Sick Leave. The Employer shall grant the Employee sick leave with pay in accordance with the Employer’s sick leave policy.

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3.	EMPLOYEE OBLIGATIONS

3.1                        Employer’s Policies. The Employee acknowledges and agrees that the Employee is bound by the various employment and other policies of the Employer and notwithstanding that those policies may be varied, changed, deleted or added to, from time to time. It is the Employee's responsibility to familiarize his self or her self with the current policies and to observe them. If there’s an express conflict between any such policies and this Agreement, then this Agreement governs.

4.	CONFIDENTIAL INFORMATION & INTELLECTUAL PROPERTY

4.1                        Confidential Information.   For purposes of this agreement, the term “Confidential Information” means all of the following materials and information (whether or not reduced to writing and whether or not patentable or protectible by copyright) which the Employee receives, received access to, conceived or developed, in whole or part, directly or indirectly, in connection with his or her employment with the Employer or in the course of his or her employment with the Employer (in any capacity, whether executive, managerial, planning, technical, sales, research, development, manufacturing, engineering or otherwise) or through the use of any of the Employer’s facilities or resources:

(a)	business plans, strategies, tactics, policies, resolutions, patent applications, trademark applications, trade name applications and industrial design applications;
(b)	litigation, negotiations or contractual arrangements;
(c)	financial information, including but not limited to, cost, pricing, performance data, debt arrangements, equity structure, interests and holdings;
(d)

operational and scientific information, including but not limited to, marketing, research techniques, exploration techniques, trade secrets, product specifications, data, data base information, know-how, methodologies, formulae, models, compositions, processes, improvements, devices, inventions, discoveries, concepts, ideas, designs, sketches, photographs, graphs, drawings, notes, samples, past, current and planned research and development, systems, structures and architectures and related processes (collectively, the “Works”);

(e)

marketing information, including but not limited to, current and planned marketing activities, methods and processes, marketing strategies, advertising strategies, customer or client lists, current and anticipated customer or client requirements, price lists and methodologies, marketing research methodologies, market studies, sales and marketing plans and information concerning customers, clients or suppliers, and strategies for attracting and dealing with customers or clients, including information relevant to the design and implementation of marketing plans and advertising campaigns;

(f)	personnel information, including but not limited to, the names and backgrounds of key personnel, personnel lists, resumés, personnel data, including information

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about compensation and benefits, organization structure, performance evaluations of personnel of the Employer and personnel training techniques and materials;

(g)	any and all information concerning the business and affairs of the Employer which the Employer treats as proprietary and confidential and which is not in the public domain;
(h)	any other information, however documented, of the Employer that is a trade secret under any applicable legislation or at common law; and
(i)	all ideas which are derived from or related to the Employee’s access to or knowledge of any of the above enumerated materials and information.

4.2                        Failure to mark any of the Confidential Information as confidential, proprietary or protected information does not affect its status as part of the Confidential Information under the terms of this Agreement.

4.3                        For purposes of this Agreement, the information that would otherwise be Confidential Information which is or becomes publicly available without breach of:

(a)	this Agreement;
(b)	any other agreement or instrument to which the Employer is a party or a beneficiary; or
(c)	any duty owed to the Employer by the Employee or any third party;

(“Available Information”)

is not Confidential Information, provided, however, that the Employee acknowledges and agrees that if the Employee seeks to disclose, divulge, reveal, report, publish, transfer or use, for any purpose, any Available Information, the Employee bears the burden of proving that such information is Available Information.

4.4                        Definition of Intellectual Property.   For purposes of this Agreement, the term “Intellectual Property” means all Works, trademarks, trademark applications, patents, patent applications, copyright materials, trade names, trade name applications, industrial designs, and applications to register designs.

4.5                        Treatment of Information.   The Employee acknowledges that as a result of his or her employment by the Employer, the Employee may use, acquire or add to Confidential Information or Intellectual Property.

4.6                        The Employee shall not at any time during or following the term of the Employee’s employment by the Employer, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or use for any purpose any of the Confidential Information, except with the prior written consent of the Employer, or except if the Employee is acting as an employee of

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the Employer solely for the benefit of the Employer in connection with the Employer’s business and in accordance with the Employer’s business practices and employment policies.

4.7                        Disclosure of any Confidential Information is not prohibited if the disclosure is directly pursuant to a valid and existing order of a court or other governmental body or agency within Canada or the United States of America; provided, however, that:

(a)	the Employee shall first have given prompt notice to the Employer of any possible or prospective order (or proceeding pursuant to which any order may result); and
(b)	the Employer shall have been afforded a reasonable opportunity to prevent or limit any disclosure.

4.8                        Ownership of Information and Intellectual Property.   Subject to Section 4.11, the Employee acknowledges and agrees that all rights, title and interest in any Confidential Information or Intellectual Property remains the exclusive property of the Employer. Accordingly, the Employee specifically agrees and acknowledges that he or she has no interest in the Confidential Information or Intellectual Property, notwithstanding the fact that the Employee may have created or contributed to the creation of or his or her name is used in association with such Confidential Information or Intellectual Property.

4.9                        Waiver of Moral Rights.   The Employee waives all moral rights to any such Intellectual Property, including, but not limited to, the right to the integrity of the Intellectual Property, the right to be associated with the Intellectual Property as its author by name or under a pseudonym and the right to remain anonymous.

4.10                     Disclosure of Intellectual Property.   The Employee shall immediately disclose to the Employer all Intellectual Property developed in whole or in part by the Employee during the term of his or her employment with the Employer and to assign to the Employer any right, title or interest the Employee may have in the Intellectual Property. The Employee shall execute any instruments and to do all other things reasonably requested by the Employer (both during and after his or her employment with the Employer) in order to vest more fully in the Employer all ownership rights in those items transferred by him to the Employer.

4.11                     Sections 4.8, 4.9 and 4.10 do not apply in respect of any invention, copyrighted material, trademarks, patents or other intellectual property, including applications therefore, where:

(a)	no equipment, supplies, facility, Confidential Information or Intellectual Property of the Employer was used, which was developed entirely on the Employee’s own time, and which does not:
(i)	relate to the business of the Employer;
(ii)	relate to the Employer’s actual or demonstrably anticipated processes, research or development; or
(iii)	result from any work performed by the Employee for the Employer; or

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(b)

the Employee owned or had an interest in, or were conceived of, created, or first reduced to practice, prior to his or her employment with the Employer, provided they are listed by the Employee and attached as Schedule “B” to this Agreement. The Employer agrees to keep Schedule “B” in confidence.

4.12                     Use of Employee’s Name, Image, etc. The Employer may use the Employee’s name, image, appearance, likeness and form, without limitation, in connection with the Employer, including but not limited to the creation, development, production, manufacture, distribution, promotion and use of its products and services, during his or her employment with the Employer and for a period of two (2) years from the date of termination of this Agreement, regardless of whether the termination is voluntary, involuntary or constitutes termination with or without cause or adequate notice.

5.	NON-SOLICITATION & NON-COMPETITION

5.1                        Non-Solicitation. During the Term of this Agreement and for a period of one (1) year from the date of termination of this Agreement for any reason, the Employee shall not:

(a)

solicit or entice, or attempt to solicit or entice, either directly or indirectly, any supplier, contractor, consultant, customer or prospective customer of the Employer as at the date of termination of this Agreement, to become a supplier, contractor, consultant, or customer of any business or enterprise that competes with the Employer;

(b)

solicit or entice, or attempt to solicit or entice, either directly or indirectly, any employee of the Employer as at the date of termination of this Agreement, to become an employee of any business or enterprise that competes with the Employer.

5.2                        Non-Competition.   The Employee agrees and undertakes that during the Term of this Agreement and for a period of two (2) years from the date of termination of this Agreement, for any reason, the Employee shall not, within the provinces of Saskatchewan and Alberta, Canada or the state of Alaska, USA, either as an individual, partner, joint venturer, employee, sales representative, principal, consultant, agent, officer or director, for any person, company or other entity, directly or indirectly carry on, be engaged in, concerned with, interested in, advise, or permit the Employee’s name or any part thereof to be used or employed in a business which is the same as or competitive with the business of the Employer, including, but not limited to, any business related to oil, gas or mineral exploration.

5.3                        Injunctive Relief.   The Employee understands and agrees that the Employer will suffer irreparable harm in the event that the Employee breaches any of the obligations under this agreement and that monetary damages will be inadequate to compensate the Employer for the breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this agreement, the Employer, in addition to and not in limitation of any other rights, remedies or damages available to it at law or in equity, will be entitled to an interim injunction, interlocutory injunction and permanent injunction in order to prevent or to restrain any such breach by the Employee, or by any or all of the Employee’s

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partners, co-venturers, employers, employees, servants, agents, representatives or any and all persons directly or indirectly acting for, on behalf of or with the Employee. Furthermore, the existence of any claim or cause of action by the Employee against the Employer, whether predicated on this Agreement or otherwise, will not constitute a defence to the enforcement by the Employer of the covenants or restrictions provided in this Agreement.

5.4                        Indemnification.   The Employee agrees that if he or she violates any of the covenants or agreements under this Agreement, the Employer will be entitled to an accounting and repayment of all profits, compensation, royalties, commissions, remuneration or benefits which the Employee directly or indirectly realized or may realize relating to, growing out of, or in connection with any violations. Such remedy will be in addition to and not in limitation of any injunctive relief or other rights or remedies to which the Employer is or may be entitled at law or in equity or otherwise under this Agreement. The Employee agrees to defend harmless and indemnify the Employer against and in respect of:

(a)

any and all losses and damages resulting from, relating or incident to, or arising out of any misrepresentation or breach by the Employee of any warranty, covenant or agreement made or contained in this agreement; and

(b)	any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable lawyer’s fees) incidental to the foregoing.

5.5                        Reasonableness of Restrictions.   The Employee has carefully read and considered the provisions of Section 5 and, having done so, agrees that the restrictions set forth in this Section are fair and reasonable and are reasonably required for the protection of the interests of the Employer and its business, officers, directors and employees. The Employee further agrees that the restrictions set forth in this Agreement shall not impair the Employee’s ability to secure employment within the field or fields of the Employee’s choice including, without limitation, those areas in which the Employee is, is to be, or has been employed by the Employer.

5.6                        Not in Breach of Prior Agreements.   The Employee represents that his or her performance of all the terms of this Agreement do not and will not breach any fiduciary or other duty or any covenant, agreement or understanding (including any agreement relating to any proprietary information, knowledge or data acquired by the Employee in confidence, trust or otherwise prior to his or her employment by the Employer) to which the Employee is a party or by the terms of which the Employee may be bound. The Employee agrees that he or she shall not disclose to the Employer, or induce the Employer to use any proprietary information, knowledge or data belonging to any previous employer or others. The Employee further agrees not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this Agreement.

6.	TERMINATION

6.1                        Resignation.  Nothing in this Agreement prohibits the Employee from resigning from the employment of the Employer at any time on one (1) month’s written notice to the Employer, which notice may be waived by the Employer in its sole discretion. Upon such

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resignation taking effect, the Employee’s employment will terminate and neither party will have any rights or obligations, except those specifically set out in this Agreement.

In the event that the Employer accepts the resignation of the Employee prior to the expiry of the one (1) month’s notice period, the Employer shall pay to the Employee the Employee’s Base Salary and provide to the Employee the Employees Benefits for the balance of the one (1) month notice period. If the Employee resigns, the Employee is not entitled to any payment in respect of compensation in lieu of notice or other form of severance.

6.2                        Termination for Cause.  Notwithstanding any other provision in this Agreement, the Employer may terminate the employment of the Employee at any time without notice or pay in lieu thereof for “Cause”, defined below, or death of the Employee.

6.3	Definition of “Cause”. For the purposes of this Agreement “Cause” includes:
(a)	fundamental breach of this Agreement by the Employee;
(b)	in the opinion of the Employer, poor performance by the Employee after being advised as to the standard required;
(c)	any intentional or grossly negligent disclosure of any Confidential Information by the Employee;
(d)

violation of any local, provincial or federal statute by the Employee, including, without limitation, an act of dishonesty such as embezzlement or theft, whether committed during the course of or in relation to the Employee’s employment with the Employer or otherwise unless such termination would be in contravention of the Human Rights, Citizenship and Multiculturalism Act or other applicable legislation, if any;

(e)

conduct by the Employee that, in the opinion of the Employer, is materially detrimental to the business or financial position of the Employer, including conduct that has the potential to injure the reputation of the Employer if the Employee is retained as an employee of the Employer; and

(f)	any and all omissions, commissions or other conduct which would constitute just cause at law.

6.4                        Termination Without Cause.  The Employer may terminate the Employee’s employment at its sole discretion for any reason, without cause, upon providing to the Employee _____________ and ______ months notice or pay in lieu of notice, or at the Employer’s discretion, any combination thereof.

6.5                        Pay in Lieu of Notice.   If the Employer provides the Employee payment in lieu of notice under Section 6.4 of this Agreement, such payments:

(a)	include all entitlement to either notice or payment in lieu of notice and severance pay under the Employment Standards Code or other applicable legislation. If the

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minimum statutory requirements as of the date of termination provide a greater benefit than provided in Section 6.4 of this Agreement, such statutory requirements will replace the payments contemplated under this Agreement;

(b)

are calculated on the basis of the Employee’s Base Salary as of the date the Employee receives notice of termination. Employee Benefits, bonuses, and any other forms of additional compensation will not be considered part of the Employee’s Base Salary, save and except for that portion of the payment in lieu which is required to be provided pursuant to the Employment Standards Code or other applicable legislation, if any; and

(c)

are subject to all tax withholdings and statutory deductions required by law and may be provided in regular monthly installments, save and except for that portion of the payment in lieu which is required to be provided pursuant to the Employment Standards Code or other applicable legislation, if any.

6.6                        Benefits on Cessation of Employment. Upon cessation of employment with the Employer for any reason, regardless of whether the cessation is voluntary or involuntary or constitutes termination with or without cause or adequate notice:

(a)	the Employee shall cease to participate in the Employee Benefits and will not be entitled to any further benefits thereunder; and
(b)

the Employee is solely responsible for obtaining personal benefit plans similar to those offered as Employee Benefits, including, without limitation, Medical Services Plan, extended heath insurance, dental insurance and long term disability insurance.

6.7                        Resignation from Offices. Upon the termination of the Employee’s employment with the Employer for any reason, the Employee shall immediately resign all offices held (including directorships) in the Employer and, save as provided in this Agreement, shall not be entitled to receive any payment or compensation for loss of office or otherwise by reason of the resignation. If the Employee fails to resign the Employer is irrevocably authorized to remove the Employee from all offices held and to sign any documents on the Employee’s behalf and do any things necessary or requisite to give effect to such documents or resignation.

6.8                        Return of Employer’s Property. Upon the termination of the Employee’s employment with the Employer for any reason, the Employee shall deliver to the Employer all property belonging to the Employer, including, without limitation:

(a)

any keys, security cards, passwords, devices, records, data, notes, reports, proposals, sketches, drawings, memoranda, lists, correspondence, materials, equipment or other documents or property, and any copies or reproductions thereof, which may have come into the Employee’s possession during the course of the Employee’s employment with the Employer;

(b)	any items of any nature created by the Employee in the course of his or her employment, whether completed or not;

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(c)	any communications or documentation transmitted by, received from, or stored in the Employer’s computer, email or voicemail systems, regardless of any personal content; and
(d)	any Confidential Information or Intellectual Property.

6.9                        Release.   By providing the payment as set out in this Agreement, the Employer shall be released from all salary and severance obligations owing or becoming owed to the Employee arising out of this Agreement, the Employee’s employment or the Employee’s termination.

7.	MISCELLANEOUS

7.1                        Notices.   Any notice required or permitted to be given to either party may be delivered by hand or personally to the party’s address last known to the other party and will be deemed to be received on the date of hand delivery or personal delivery to such address. Personal delivery shall include delivery by a commercial courier.

7.2                        Modification.  No provision of this Agreement shall be modified or amended unless such modification or amendment is authorized by the Employer and is agreed to in writing, signed by the Employee and by the Employer.

7.3                        Waiver.  No condoning, excusing or waiver by any party of any default, breach or non-observance by any other party at any time or times in respect of any covenant, provision or condition herein contained operates as a waiver of that party’s rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of that party in respect of any such continuing or subsequent default, breach or non-observance, and no waiver will be inferred from or implied by anything done or omitted to be done by the party having those rights.

7.4                        Law Governing.  This Agreement is subject to and governed by the laws of the Province of Alberta, Canada. Any reference in this Agreement to the Employment Standards Code means the Employment Standards Code, RSA 2000, c. E-9, and includes any amendment, replacement or re-enactment or subordinate legislation made from time-to-time. Any reference in this Agreement to the Human Rights, Citizenship and Multiculturalism Act means the Human Rights, Citizenship and Multiculturalism Act, RSA 2000, c. H-14 and includes any amendment, replacement or re-enactment or subordinate legislation made from time-to-time.

7.5                        Invalidity.  The invalidity, illegality or unenforceability of any provision hereof, shall not in any way affect or impair the validity, legality or enforceability of the remaining provisions hereof.

7.6                        Survival.   The Employee’s obligations contained in Sections 4, 5 and 6 survive the termination of this Agreement.

7.7                        Entire Agreement.  This Agreement, including any schedules referred to in this Agreement, supersede all prior representations, arrangements, negotiations, understandings and agreements between the parties, both written and oral, relating to the subject matter of this

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Agreement and sets forth the entire complete and exclusive Agreement and understanding between the parties relating to the subject matter of this Agreement.

7.8                        Assignment. The rights which accrue to the Employer under this Agreement will pass to its successors or assigns. The rights of the Employee under this Agreement are not assignable or transferable in any manner.

7.9                        Further Assurances. Each of the parties convenants and agrees to execute such further and other documents and instrucments and to do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

7.10                     Headings.  The headings contained in this Agreement are for reference purposes only and does not in any way affect the construction or interpretation of this Agreement.

7.11                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when executed, will be deemed to be an original, but all of which together will constitute one and the same agreement.

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7.12                     Understanding.  The Employee represents and warrants that he/she has read, understands, agrees with all of the provisions of this Agreement and has obtained independent legal advice with respect to it or waives such advice.

IN WITNESS WHEREOF the parties hereunto have executed this Agreement as of the ________ day of __________________, 20___.

SOURCE PETROLEUM INC.

Per:
Authorized Signatory

Per:
Authorized Signatory

SIGNED, SEALED and DELIVERED by [insert in the presence of: Signature of Witness Name of Witness (print) Address of Witness Occupation of Witness	) ) ) ) ) ) ) ) ) ) ) ) ) )	[insert

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SCHEDULE “A”

POSITION DESCRIPTION